Exhibit 99.1

NTN Buzztime, Inc. Reports Second Quarter 2020 Results

CARLSBAD, Calif., August 7, 2020 — NTN Buzztime, Inc. (NYSE American: NTN), reported financial results for the second quarter ended June 30, 2020.

“The negative impact of the COVID-19 pandemic on our customers was abrupt and substantial, and it had a ripple-effect on our business. As a result, we took action to significantly reduce our operating costs,” said Allen Wolff, CEO. “We have been focused on cash management and exploring and evaluating strategic alternatives.”

Financial Results

For the second quarter 2020, total revenues were $754,000, compared to $5.2 million for the second quarter of 2019. The decrease reflects reduced site count and the impact of the COVID-19 pandemic on the company’s business as a substantial number of the bars and restaurants that subscribe to the company’s network suspended their subscriptions for at least a portion of the current year period. Through corporate restructuring and cost reductions, second quarter 2020 operating expense decreased to $2.4 million, from $5.2 million for the second quarter of 2019. Second quarter 2020 net loss attributable to common shareholders was $2.0 million, including $100,000 in capitalized software impairments, or $0.69 per share, compared to $98,000, or $0.03 per share, for the prior year quarter.

Liquidity

Cash, cash equivalents and unrestricted cash was $2.2 million at June 30, 2020, compared to $2.2 million at March 31, 2020 and $3.2 million at December 31, 2019. In April 2020, the company received $1.6 million under the Paycheck Protection Program of the CARES Act. At June 30, 2020, the principal balance of the company’s term loan with its primary lender was $1.6 million, and working capital was $894,000. For additional information regarding the company’s liquidity and capital resources, please see the company’s quarterly report on Form 10-Q expected to be filed with the SEC today.

The company will not be hosting an earnings call for the recently completed quarter. The company’s limited resources are being directed toward managing operations and liquidity in light of the substantial impact of the COVID-19 pandemic on its business and on exploring and evaluating strategic alternatives. No assurance are, or can be given, that a definitive agreement for a strategic transaction will result from the company’s strategic process, or that even if such agreement is entered into, that the potential transaction will be consummated.

Forward-looking Statements

This release may contain forward-looking statements that reflect management’s current views of future events and operations, including challenges that we and our customers will face related to the COVID-19 pandemic and the potential meaningfulness of our product platform to our customers as they or if they re-open their businesses. Among the factors that could cause or contribute to material differences between our actual results and the expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to: (1) our ability to raise substantial capital in the very near-term to allow us to maintain operations and sustain the negative impact of the COVID-19 pandemic on our business and financial condition, and if we are able to sustain such impact, our ability to recover from the impact; (2) our ability to successfully manage our liquidity and our working capital deficit by managing the timing of payments to our third parties; (3) our ability to comply with our financial covenants in our loan and security agreement with Avidbank and its right to declare a default if we do not, which could lead to all payment obligations becoming immediately due and payable and which could lead to a foreclosure on our assets; (4) when, and the extent to which, the negative impact of the pandemic will improve, including when restaurants will be permitted to offer on-site dining or when bars will be permitted to re-open and to what degree, when our customers will re-open, or if they will subscribe to our service if and when they do; (5) the negative impact that measures we implemented and may implement to reduce our operating expenses and planned capital expenses (including investments in our business) may have on our ability to effectively manage and operate our business; (6) our ability to maintain or grow our revenue; (7) with respect to our strategic process, the risk that we may not enter into a definitive agreement for a potential transaction or, if we do, that the potential transaction will not be completed; (8) our ability to compete effectively within the highly competitive interactive games, entertainment and marketing services industries, including our ability to successfully commercially launch attractive product offerings, and the impact of new products and technological change, especially in the mobile and wireless markets, on our operations and competitiveness; (9) our ability to adequately protect our proprietary rights and intellectual property ; and (10) the other risks and uncertainties described in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and described in other documents we filed or file from time to time with the Securities and Exchange Commission thereafter, including in our Current Reports on Form 8-K filed with the SEC on March 30, 2020 and April 21, 2020, and our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2020 and June 30, 2020. Please see our filings with the SEC for information about these and other risks that may affect us. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

About Buzztime:

Buzztime (NYSE American: NTN) delivers interactive entertainment and innovative technology that helps its customers acquire, engage and retain its patrons. Most frequently used in bars and restaurants in North America, the Buzztime tablets, mobile app and technology offer engaging solutions to establishments that have guests who experience dwell time, such as casinos, senior living, and more. Casual dining venues license Buzztime’s customizable solution to differentiate themselves via competitive fun by offering guests trivia, card, sports and arcade games. Buzztime’s platform creates connections among the players and venues and amplifies guests’ positive experiences. Buzztime’s in-venue TV network creates one of the largest digital out of home ad audiences in the US and Canada. Buzztime hardware solutions leverages the company’s experience manufacturing durable tablets and charging systems, enabling a diverse group of businesses including corrections, point-of-sale and loyalty with product implementation. Buzztime games have also been recently licensed by other businesses serving other markets. For more information, please visit http://www.buzztime.com.

IR AGENCY CONTACT: Kirsten Chapman, LHA Investor Relations, buzztime@lhai.com 415-433-3777

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NTN BUZZTIME, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except par value amount)

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$2,234	$3,209
Restricted cash	201	50
Accounts receivable, net	186	1,195
Site equipment to be installed	1,132	1,090
Prepaid expenses and other current assets	336	526
Total current assets	4,089	6,070

Restricted cash, long-term	—	150
Operating lease right-of-use assets	44	2,101
Fixed assets, net	928	2,822
Software development costs, net	1,515	1,915
Deferred costs	152	274
Goodwill	—	696
Other assets	62	97

Total assets	$6,790	$14,125

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$397	$835
Accrued compensation	116	588
Accrued expenses	385	490
Sales taxes payable	—	131
Income taxes payable	15	3
Current portion of long-term debt	1,620	2,739
Current portion of obligations under operating leases	28	409
Current portion of obligations under financing leases	24	21
Current portion of deferred revenue	377	460
Other current liabilities	233	419
Total current liabilities	3,195	6,095

Long-term debt	1,625	—
Obligations under operating leases	18	2,891
Obligations under financing leases	9	20
Deferred revenue	1	2
Other liabilities	11	26
Total liabilities	4,859	9,034

Commitments and contingencies

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock, $0.005 par value, $156 liquidation preference, 156 shares authorized; 156 shares issued and outstanding at June 30, 2020 and December 31, 2019	1	1
Common stock, $0.005 par value, 15,000 shares authorized at June 30, 2020 and December 31, 2019; 2,938 and 2,901 shares issued at June, 2020 and December 31, 2019, respectively	15	14
Treasury stock, at cost, 10 shares at June 30, 2020 and December 31, 2019	(456)	(456)
Additional paid-in capital	136,837	136,721
Accumulated deficit	(134,706)	(131,457)
Accumulated other comprehensive income	240	268
Total shareholders’ equity	1,931	5,091

Total liabilities and shareholders’ equity	$6,790	$14,125

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenues
Subscription revenue	$727	$3,800	$2,726	$7,633
Hardware revenue	26	595	42	800
Other revenue	1	831	380	1,625
Total revenues	754	5,226	3,148	10,058

Operating expenses:
Direct operating costs (includes depreciation and amortization)	613	1,717	1,563	3,201
Selling, general and administrative	1,595	3,422	4,675	6,891
Impairment of capitalized software	100	—	238	1
Impairment of goodwill	—	—	662	—
Depreciation and amortization (excluding depreciation and amortization included in direct costs	78	89	163	185
Total operating expenses	2,386	5,228	7,301	10,277
Operating loss	(1,632)	(2)	(4,153)	(219)
Other (expense) income, net	(376)	(88)	908	(173)
Loss before income taxes	(2,008)	(90)	(3,245)	(392)
Income tax (provision) benefit	(15)	—	4	(11)
Net loss	(2,023)	(90)	(3,241)	(403)
Series A preferred stock dividend	(8)	(8)	(8)	(8)
Net loss attributable to common shareholders	$(2,031)	$(98)	$(3,249)	$(411)

Net loss per common share – basic and diluted	$(0.69)	$(0.03)	$(1.12)	$(0.14)

Weighted average shares outstanding – basic and diluted	2,925	2,870	2,913	2,868

Comprehensive loss:
Net loss	$(2,023)	$(98)	$(3,241)	$(403)
Foreign currency translations adjustment	76	32	(28)	65
Total comprehensive loss	$(1,947)	$(58)	$(3,269)	$(338)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Six months ended June 30,
	2020	2019
Cash flows (used in) provided by operating activities:
Net loss	$(3,241)	$(403)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,058	1,454
Provision for doubtful accounts	133	27
Amortization of operating lease right-of-use assets	146	144
Common stock issued for compensation in lieu of cash payment	61	—
Transfer of fixed assets to sales-type lease	—	6
Stock-based compensation	82	109
Gain from the asset sale of Stump! Trivia and OpinioNation	(1,265)	—
Gain from the termination of operating lease	$(8)	—
Loss from the disposition or sale of assets	502	19
Loss from impairment of capitalized software	238	1
Loss from impairment of goodwill	662	—
Amortization of debt issuance costs	9	5
Changes in assets and liabilities:
Accounts receivable	975	384
Site equipment to be installed	(286)	465
Operating lease liabilities	(120)	(58)
Prepaid expenses and other liabilities	190	12
Accounts payable and accrued expenses	(1,436)	(20)
Income taxes	13	(10)
Deferred costs	122	47
Deferred revenue	(84)	(866)
Other liabilities	(201)	23
Net cash (used in) provided by operating activities	(2,450)	1,339

Cash flows used in investing activities:
Capital expenditures	(20)	(79)
Capitalized software development expenditures	(130)	(639)
Net cash used in investing activities	(150)	(718)

Cash flows provided by (used in) financing activities:
Net proceeds from the sale of Stump! Trivia and OpinoNation	1,166	—
Proceeds on long-term debt	1,625	—
Payment on long-term debt	(1,125)	(417)
Debt issuance costs on long-term debt	(3)	—)
Principal payments on financing leases	(8)	(30)
Payment of preferred stockholder dividends	(8)	(8)
Payroll taxes remitted on net share settlement of equity awards	(27)	(13)
Net cash provided by (used in) financing activities	1,620	(468)

Effect of exchange rate on cash	6	39
Net (decrease) increase in cash and cash equivalents	(974)	192
Cash, cash equivalents and restricted cash at beginning of period	3,409	2,786
Cash, cash equivalents and restricted cash at end of period	2,435	2,978

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